nXp Technologies Normal nXp Technologies 2 4 2003-12-22T21:05:00Z 2003-12-22T21:05:00Z 2 300 1715 nXp Technologies 14 3 2106 9.3821 150

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

(Formerly A Time To Grow)

(Exact name of registrant as specified in its Charter)

Texas ááááááááááááááááááááááááááááááááááááááááááááááááááááááá ááááááááááááááááá 76-0649310

              (State of Incorporation)áááááááááááááááááááááááááááááááááááááááááááááááááááááááááá (IRS Employer Identification No.)

1240 Blalock Rd Ste 150 Houston, Texas 77055

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following Box.  [á ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  [á ]

Securities Act registration statement file number to which this form relates :  [á ] (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.003

(Title of the Class)

Item 1.  Description of RegistrantÆs Securities to be Registered.

The class of securities to be registered hereunder is Common Stock, par value $0.0003 per share of American Enterprise Development Corporation.  The description of capital stock following the heading, ôDescription of Capital Stockö in the Prospectus included in the Registration Statement filed with the Securities and Exchange Commission on January 10, 2001 is incorporated herein by reference, file number: 333-73872.

Item 2.  Exhibits

NONE

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

Date:  December 19, 2003

By: //ss// Jonathan C. Gilchrist

President